EXHIBIT 99.1

Vycor Medical, Inc. Announces Management Change

BOCA RATON, FL (December 21, 2012) – Vycor Medical, Inc. (“Vycor” or “Company”) (OTCBB: VYCO) announced today that Richard Denness will resign as the Company’s CEO effective December 31, 2012, and as a member of the Board of Directors effective immediately.  Mr. Denness will remain as a consultant to the Company during a transition period.  The Board will seek to appoint a successor CEO in due course.

Mr. Denness’ decision to resign was for strictly for personal reasons and did not arise or result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Vycor has established a solid strategy for its Vycor Medical and NovaVision divisions. Mr. Denness' duties will be absorbed by the remaining executive team of the President, David Cantor, Executive Vice-President Peter Zachariou and the Chairman and CFO, Adrian Liddell.

About Vycor Medical, Inc.

Vycor Medical, Inc. is a medical device company committed to making neurological brain, spinal and other surgical procedures safer and more effective.  The company’s flagship patent pending ViewSite™ Surgical Access Systems represent an exciting new minimally invasive access and retraction system that holds the potential for speedier, safer and more economical brain, spinal and other surgeries and a quicker patient discharge. Vycor’s innovative medical instruments are designed to optimize neurosurgical site access, reduce patient risk, accelerate recovery, and add tangible value to the professional medical community. Vycor is ISO 13485:2003 compliant, has FDA 510(K) clearance for brain and spine surgeries, and CE Marking and HPB licensing in Canada.

Vycor Medical’s subsidiary, NovaVision, Inc., researches, develops and provides science-driven vision-based neurostimulation therapy and other medical technologies that help to improve sight in patients with neurological vision impairments.  The company’s proprietary Visual Restoration Therapy (VRT) platform is clinically supported to improve lost vision resulting from stroke, traumatic brain injury or other acquired brain injury, and has been 510(K) cleared to be marketed in the US by the FDA. VRT can be prescribed by any ophthalmologist, optometrist, neurologist or physiatrist. NovaVision, through its subsidiary Sight Science, also provides Neuro-Eye Therapy (NeET), aimed at increasing visual sensitivity deep within the field defect. NovaVision also provides a fully portable and ADA-compliant Head Mounted Perimeter (HMPTM) which aids in the detection and measurement of visual field deficits

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

Contact for Vycor Medical, Inc.:

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

or

Alex Partners, LLC

Scott Wilfong, President

425-242-0891

scott@alexpartnersllc.com

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